Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
May 5, 2008
COGDELL SPENCER INC. REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS
Charlotte, N.C. (May 5, 2008) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides advance planning and design-build services for the medical profession, today announced financial results for the quarter ended March 31, 2008.
First Quarter 2008 Results
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and operating partnership unit of $0.26, Funds from Operations Modified (FFOM) per share and operating partnership unit of $0.29, and net income (loss) per share of ($0.13) for the three months ended March 31, 2008. These results include one month of activity from the Marshall Erdman & Associates subsidiary.
FFO for the three months ended March 31, 2008 was $5.1 million, or $0.26 per share and operating partnership unit, basic and diluted. During this quarter, the Company expensed $0.5 million, or $0.02 per share and operating partnership unit, related to vested equity compensation granted to management in connection with the Marshall Erdman & Associates transaction. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 19,971,955 and 19,984,625, respectively, for the quarter ended March 31, 2008.
FFOM for the three months ended March 31, 2008 was $5.8 million, or $0.29 per share and operating partnership unit, basic and diluted. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.
Net income (loss) was ($1.8 million) for the three months ended March 31, 2008, or ($0.13) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 14,364,458 for the quarter ended March 31, 2008.

As of March 31, 2008, the Company’s portfolio consisted of 61 consolidated wholly-owned and joint venture properties and three unconsolidated joint venture properties, comprising a total of approximately 3.5 million square feet. The overall percentage of leased space at the Company’s in-service, consolidated properties as of March 31, 2008, was 93.7%. In addition, the Company manages 52 properties for third party clients totaling approximately 2.2 million square feet.
Merger with Marshall Erdman & Associates
On March 10, 2008, Cogdell Spencer Inc., through its operating partnership, merged with Marshall Erdman & Associates (“Erdman”). Erdman is a market-leading provider of design-build healthcare facilities throughout the United States of America. Erdman’s service offerings include advance planning, architecture, engineering, and construction. The combined company is a fully integrated healthcare facilities company providing services from conceptual planning to long-term property ownership and management. The purchase price was approximately $247 million and consideration was a combination of cash and units in the operating partnership.
Acquisitions
In February 2008, the Company acquired East Jefferson Medical Plaza located in Metairie, Louisiana, for $19.8 million. The facility is 123,184 square feet, 99% leased as of March 31, 2008, and located on the campus of East Jefferson General Hospital. With this acquisition, the Company now owns and manages 253,914 square feet of medical office and clinical space on or adjacent to the East Jefferson General Hospital campus.
In February 2008, the Company also acquired a leasehold interest in floors six and seven of St. Mary’s North Medical Office Building, a seven-story, multi-tenant medical office building located on the campus of St. Mary’s Hospital in Richmond, Virginia. The purchase price was $4.6 million.
Common Stock Private Placement
On January 23, 2008, the Company issued 3,448,278 shares of common stock to certain institutional investors at a price of $15.95 per share resulting in net proceeds to the Company of approximately $53.7 million. The net proceeds were used to reduce outstanding principal on the Company’s credit facility and for working capital.
Credit Facility
On March 10, 2008, the Company amended and restated its existing unsecured revolving credit facility that was to mature on October 31, 2008. The amended revolving credit facility is secured by certain of the Company’s properties and matures on March 10, 2011, and provides for a one-year extension at the Company’s conditional option. The interest rate is LIBOR plus a margin between 0.95% and 1.40% depending on the Company’s leverage ratio.

Term Loan
The Company, through its Erdman taxable REIT subsidiary, has $100.0 million outstanding under a new $100.0 million senior secured term facility (the “Term Loan”), which was used to finance the cash portion of the Erdman transaction. The Term Loan is secured by the stock and certain accounts receivable of Erdman and is guaranteed by the Company. The Term Loan matures on March 10, 2011, and provides for a one-year extension at the Company’s option. The interest rate is LIBOR plus a margin between 3.00% and 3.50% depending on certain performance ratios. The Company has entered into a variable to fixed interest rate swap agreement that exchanges the LIBOR interest rate for a fixed interest rate of 2.82% through February 2011.
Dividend
On March 18, 2008, Cogdell Spencer Inc. announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on April 21, 2008 to stockholders of record on March 31, 2008. The dividend covers the first quarter of 2008.
Outlook
Cogdell Spencer’s management expects that FFOM per share and operating partnership unit for the year ending December 31, 2008 will be between $1.20 and $1.24 and expects that FFO per share and operating partnership unit will be between $0.90 and $0.98. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2008 is below:

	Guidance Range for the
	Year Ended December 31, 2008
(In thousands, except per share and operating partnership unit data)
Net loss before minority interests in Operating Partnership	$(6,000)	—	$(4,000)

Plus real estate related depreciation and amortization	27,500	—	27,500

Funds from Operations (FFO)	21,500	—	23,500

Plus amortization of intangibles related to purchase accounting, net of income tax benefit	7,250	—	6,250

Funds from Operations Modified (FFOM)	$28,750	—	$29,750

FFO per share and unit — diluted	$0.90	—	$0.98
FFOM per share and unit — diluted	$1.20	—	$1.24

Weighted average shares and units outstanding — diluted	24,000	—	24,000
Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended March 31, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the First Quarter 2008 Conference Call on Tuesday, May 6, 2008 at 10:00 a.m. (Eastern Standard Time). The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q1 2008 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.
During the call, management will discuss quarter-end results as well as additional details on the integration process with the Erdman subsidiary.
A playback will be available until May 16, 2008. To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 418508. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q1 2008 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust (“REIT”) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. On March 10, 2008, the Company merged with Marshall Erdman & Associates, Inc. Erdman is a market-leading provider of design-build healthcare facilities throughout the United States of America. Erdman’s service offerings include advance planning, architecture, engineering, and construction. Combined, the Company is a fully integrated healthcare facilities company providing services from conceptual planning to long-term property ownership and management.
At present, the Cogdell Spencer Inc. portfolio consists of 61 consolidated wholly-owned properties and joint venture properties, three unconsolidated joint venture properties, and 52 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the company’s Web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; our ability to integrate the operations of Marshall Erdman & Associates with our operations; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2008	December 31, 2007
Assets
Real estate properties:
Operating real estate properties	$508,203	$486,279
Less: Accumulated depreciation	(50,805)	(44,596)

Total operating real estate properties, net	457,398	441,683
Construction in progress	16,600	13,380

Total real estate properties, net	473,998	455,063
Cash and cash equivalents	13,581	3,555
Restricted cash	22,874	1,803
Tenant and accounts receivable, net	53,124	2,249
Goodwill and intangible assets, net	321,922	31,589
Other assets	27,729	11,978

Total assets	$913,228	$506,237

Liabilities and stockholders’ equity
Mortgage notes payable	$241,105	$237,504
Revolving credit facility	116,000	79,200
Term loan	100,000	—
Accounts payable	31,607	5,817
Billings in excess of costs and estimated earnings on uncompleted contracts	38,875	—
Deferred income taxes	42,893	217
Payable to MEA shareholders	32,405	—
Other liabilities	37,900	21,243

Total liabilities	640,785	343,981
Minority interests	98,033	47,221
Stockholders’ equity	174,410	115,035

Total liabilities and stockholders’ equity	$913,228	$506,237

Cogdell Spencer Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2008 (1)	March 31, 2007
Revenues:
Rental revenue	$18,691	$14,321
Design-Build contract revenue and other sales	23,936	—
Property management and other fees	841	943
Development management and other income	19	230

Total revenues	43,487	15,494

Expenses:
Property operating and management	7,199	5,905
Costs related to design-build revenue and other sales	21,043	—
Selling, general, and administrative	4,306	2,107
Depreciation and amortization	9,025	6,642

Total expenses	41,573	14,654

Income from operations before other income (expense)	1,914	840

Other income (expense):
Interest and other income, net	255	404
Interest expense	(5,096)	(4,035)
Equity in earnings (loss) of unconsolidated partnerships	3	(9)

Total other income (expense)	(4,838)	(3,640)

Loss from operations before income tax expense (benefit)	(2,924)	(2,800)

Income tax expense (benefit)	(358)	144

Loss from operations	(2,566)	(2,944)

Minority interests in real estate partnerships	13	(17)
Minority interests in operating partnership	752	1,048

Net loss	$(1,801)	$(1,913)

Net loss per share — basic and diluted	$(0.13)	$(0.23)

Weighted average common shares — basic and diluted (2)	14,364	8,334

(1)	The three months ended March 31, 2008, include one month of activity related to the Marshall Erdman & Associates subsidiary.

(2)	11 and 19 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended March 31, 2008 and 2007, respectively.

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Three months ended March 31, 2008:	Operations	Development	and Other	Total

Revenues:
Rental revenue	$18,691	$—	$—	$18,691
Design-Build contract revenue and other sales	—	23,936	—	23,936
Property management and other fees	841	—	—	841
Development management and other income	—	19	—	19

Total revenues	19,532	23,955	—	43,487

Operating expenses:
Property operating and management	7,199	—	—	7,199
Costs related to design-build revenue and other sales	—	21,043	—	21,043
Selling, general and administrative	—	1,881	—	1,881

Total operating expenses	7,199	22,924	—	30,123

Net operating income	12,333	1,031	—	13,364

Other income (expense)	161	40	54	255
Corporate general and administrative expenses	—	—	(2,425)	(2,425)
Interest expense	—	—	(5,096)	(5,096)
Provision for income taxes applicable to funds from operations modified	—	—	(64)	(64)
Depreciation and amortization	—	(115)	(52)	(167)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	6	—	—	6
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(78)	—	—	(78)

Funds from operations modified (“FFOM”)	12,422	956	(7,583)	5,795

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(1,028)	422	(648)

Funds from operations (“FFO”)	12,380	(72)	(7,161)	5,147

Real estate related depreciation and amortization	(7,700)	—	—	(7,700)
Minority interests in operating partnership	—	—	752	752

Net income (loss)	$4,680	$(72)	$(6,409)	$(1,801)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Net loss	$(1,801)	$(1,913)
Plus minority interests in operating partnership	(752)	(1,048)
Plus real estate related depreciation and amortization (2)	7,700	6,552

Funds from Operations (FFO) (1)	5,147	3,591
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	648	26

Funds from Operations Modified (FFOM) (1)	$5,795	$3,617

FFO per share and unit — basic and diluted	$0.26	$0.28
FFOM per share and unit — basic and diluted	$0.29	$0.28

Weighted average shares and units outstanding — basic	19,972	12,919
Weighted average shares and units outstanding — diluted	19,985	12,939

(1)	FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,439 and $6,534 and the Company’s share of joint venture real estate depreciation and amortization of $261 and $18 for the three months ended March 31, 2008 and 2007, respectively.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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